UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2012, we entered into an Equity Offering Sales Agreement (the “Sales Agreement”) with Deutsche Bank Securities Inc. to sell shares (the “Shares”) of our common stock, par value $1.00 per share, having an aggregate sales price of up to $50 million, from time to time, through an “at the market” equity offering program under which Deutsche Bank Securities Inc. will act as sales agent (the “Sales Agent”).

The sales, if any, of the Shares made under the Sales Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  Under the terms of the Sales Agreement, we may also sell Shares to the Sales Agent as principal for its own account at a price agreed upon at the time of sale. If we sell Shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent.

The Sales Agreement provides that the Sales Agent will be entitled to compensation for its services that will not exceed, but may be lower than, 2.0% of the gross sales price per share of all Shares sold through it as agent under the Sales Agreement.  The Sales Agent is also entitled to reimbursement of its reasonable expenses in an amount not to exceed $50,000. We are not obligated to sell any of the Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the agreement.  Further, the Sales Agreement can be terminated by the Company or the Sales Agent at any time.

The Shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-169495).  Concurrently herewith, we are filing a prospectus supplement (the “Prospectus Supplement”), dated August 9, 2012, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

In the ordinary course of their business, the Sales Agent and/or its affiliates have in the past provided, and may continue to provide, certain commercial banking, financial advisory, investment banking and other services for us for which the Sales Agent and/or its affiliates have received and may continue to receive customary fees and commissions.  In addition, the Sales Agent has advised that from time to time, it and/or its affiliates have in the past effected, and may continue to effect, transactions for their own account or the account of customers, and have held, and may continue to hold, on behalf of themselves or their customers, long or short positions in our equity securities or loans.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, which is attached as Exhibit 1.1 to this Current Report and is incorporated by reference herein.

Also attached hereto as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of SNR Denton US LLP relating to the validity of the Shares.

Item 9.01                                            Financial Statements and Exhibits.

(d)        Exhibits.

In reviewing the agreement included as an exhibit to this Current Report on Form 8-K, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about us or the other party to the agreement. The agreement contains representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party to the agreement and:

•                  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                  have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•                  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•                  were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit
No.	Description of Document

1.1	Equity Offering Sales Agreement, dated August 9, 2012, by and between One Liberty Properties, Inc. and Deutsche Bank Securities Inc.

5.1	Opinion SNR Denton US LLP.

23.1	Consent of SNR Denton US LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: August 9, 2012	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and
Chief Financial Officer